Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and give effect to (i) the acquisition of Adgero Biopharmaceuticals Holdings, Inc. (“Adgero”) by Kintara Therapeutic, Inc. (formerly known as Delmar Pharmaceuticals, Inc.) (“Kintara”), which was consummated on August 19, 2020 (the “Merger”), and (ii) the consummation of the first closing under Kintara’s private placement on August 19, 2020, pursuant to which Kintara sold 19,587 shares of Series C-1 convertible preferred shares for gross proceeds of $19.587 million (the “Private Placement”). The unaudited pro forma condensed combined balance sheet as of March 31, 2020 assumes that the Merger took place on March 31, 2020 and combines the historical balance sheets of Kintara and Adgero as of March 31, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2020 and for the year ended June 30, 2019 assume that the Merger took place as of July 1, 2018, and combine the historical statement of operations of Kintara and Adgero for the nine months ended March 31, 2020 and for the year ended June 30, 2019, respectively. Adgero’s fiscal year end is December 31. Therefore, we have prepared Adgero’s statement of operations for the twelve month period ended June 30, 2019 and for the nine month period ended March 31, 2020 to coincide with the fiscal year end of Kintara. The historical financial statements of Kintara and Adgero have been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. The actual amounts recorded as of the closing of the Merger may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of the amount, if any, of additional capital raised by Kintara subsequent to the closing of the Merger; the amount of cash used by Adgero’s operations between the signing of the Merger Agreement (as defined below) and the closing of the Merger; the timing of the closing of the Merger; and other changes in the Adgero assets and liabilities that occur prior to the closing of the Merger.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Kintara and Adgero been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Kintara historical audited financial statements for the years ended June 30, 2019 and 2018 and unaudited condensed interim financial statements for the nine months ended March 31, 2020 and the Adgero historical audited financial statements for the years ended December 31, 2019 and 2018, and unaudited condensed interim financial statements for the three months ended March 31, 2020.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2020

(US dollars in thousands)

	March 31, 2020		Pro Forma		Pro Forma
	Kintara	Adgero	Adjustments	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$4,973	$516	$16,821	F	$22,310
Certificate of deposit	—	900	—		900
Prepaid expenses and other current assets	115	4	—		119
Interest, taxes and other receivables	10	—	—		10

Total current assets	5,098	1,420	16,821		23,339
Property and equipment, net	—	196	—		196
Intangible assets, net	4	18	—		22

Total assets	$5,102	$1,634	$16,821		$23,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,086	$791	$940	C	$2,867
			50	D
Related party payables	296	—	—		296

Total liabilities	1,382	791	990		3,163

Stockholders’ equity
Series A Preferred Stock	279	—	—		279
Series B Convertible Preferred Stock	4,525	—	—		4,525
Series C Convertible Preferred Stock	—	—	16,184	F	16,184
Common Stock	11	1	11	A	22
			—	B
			(1)	E
Additional paid-in capital	56,395	16,172	15,318	A	72,479
			766	B
			(16,172)	E
Warrants	8,383	—	770	A	9,790
			637	F
Accumulated deficit	(65,894)	(15,330)	(50)	D, E	(82,906)
			(1,632)	D, E
Accumulated other comprehensive income	21	—	—		21

Total stockholders’ equity	3,720	843	15,831		20,394

Total liabilities and stockholders’ equity	$5,102	$1,634	$16,821		$23,557

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Nine Months Ended March 31, 2020

(US dollars in thousands, except share and per share amounts)

	Nine Months Ended March 31, 2020
	Kintara	Adgero	Pro Forma Adjustments	Note	Pro Forma Combined
Statements of Operations Data
Operating expenses
Research and development	2,332	474	—		2,806
General and administrative	3,045	562	—		3,607
Total operating expenses	5,377	1,036	—		6,413

Loss from operations	(5,377)	(1,036)			(6,413)

Other income (expense)
Foreign exchange gain (loss)	1	—	—		1
Interest income	74	26	—		100
Registration rights penalty	—	(7)	—		(7)

Total other income (expense)	75	19	—		94

Net and comprehensive loss	$(5,302)	$(1,017)	$—		$(6,319)
Series B Preferred dividend	(6)	—	—		(6)

Net loss attributable to common shareholders	$(5,308)	$(1,017)	$—		$(6,325)

Basic and fully diluted loss per share	$(0.52)	$(0.15)	$—		$(0.29)

Basic and fully diluted number of shares	10,116,541	6,762,537	12,010,965	A,B	22,127,506

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Year June 30, 2019

(US dollars in thousands, except share and per share amounts)

	Year Ended June 30, 2019
	Kintara	Adgero	Pro Forma Adjustments	Note	Pro Forma Combined
Statements of Operations Data
Operating expenses
Research and development	3,662	1,701	—		5,363
General and administrative	4,736	822	—		5,558

Total operating expenses	8,398	2,523	—		10,921

Loss from operations	(8,398)	(2,523)			(10,921)

Other income (expense)
Change in fair value of derivative liability	433	—	—		433
Derivative liability issue costs	(126)	—	—		(126)
Foreign exchange gain (loss)	(18)	—	—		(18)
Interest income	61	67	—		128
Registration rights penalty	—	(188)	—		(188)

Total other income (expense)	350	(121)	—		229

Net and comprehensive loss	$(8,048)	$(2,644)	$—		$(10,692)
Series B Preferred dividend	(80)	—	—		(80)

Net loss attributable to common shareholders	$(8,128)	$(2,644)	$—		$(10,772)

Basic and fully diluted loss per share	$(3.16)	$(0.39)	$—		$(0.74)

Basic and fully diluted number of shares	2,574,692	6,762,537	12,010,965	A,B	14,585,627

Comparative Historical and Unaudited Pro Forma Per Share Data

The following information gives effect to the consummation of the Private Placement of 19,587 shares of Series C convertible preferred stock for gross proceeds of $19.587 million.

The information below reflects the historical net loss and book value per share of Kintara Common Stock and the historical net loss and book value per share of Adgero Common Stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the Merger on a pro forma basis.

You should read the tables below in conjunction with the audited and unaudited consolidated financial statements of Kintara and the audited and unaudited consolidated financial statements of Adgero and the related notes thereto and the unaudited pro forma condensed combined financial information and notes related to such financial statements.

	Nine Months Ended March 31, 2020	Year Ended June 30, 2019
Kintara historical basic, diluted, and pro forma share data
Basic and diluted historical number of shares	10,116,541	2,574,692
Shares issued on transaction	11,439,014	11,439,014
Success Fee Shares issued to SternAegis Ventures	571,951	571,951

Pro forma basic and diluted number of shares	22,127,506	14,585,657

	Nine Months Ended March 31, 2020	Year Ended June 30, 2019
Kintara Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.52)	$(3.16)
Book value per share	0.33	0.51
Adgero Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.15)	$(0.39)
Book value per share	0.12	0.27
Kintara and Adgero Combined Company Pro Forma Data:
Basic and diluted net loss per share	$(0.29)	$(0.74)
Book value per share	0.88	1.25

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

1. Description of Transaction

Merger with Adgero

On June 9, 2020, Kintara, Adgero and a wholly-owned subsidiary of Kintara (“Merger Sub”) entered into a Merger Agreement among Kintara, Adgero and Merger Sub (the “Merger Agreement). Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including approval of the transaction by Kintara’s stockholders and Adgero’s stockholders, Merger Sub will merge with and into Adgero, with Adgero becoming a wholly-owned subsidiary of Kintara and the surviving corporation in the transaction. The transaction has been approved by stockholders for both Kintara and Adgero, respectively, and closed on August 19, 2020.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP. For accounting purposes, Kintara is considered to be acquiring Adgero and the transaction is expected to be accounted for as an asset acquisition. Kintara is considered the accounting acquirer and Adgero is considered the acquiree in the transaction. To determine the accounting for this transaction under U.S. GAAP, a company must assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The guidance requires an initial screen test to determine if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets. If that screen is met, the set is not a business. In connection with the acquisition, Adgero does not have an organized workforce that significantly contributes to its ability to create output, and substantially all of its fair value is concentrated in cash and in-process research and development (“IPR&D”). As such, the acquisition is expected to be treated as an asset acquisition.

Adgero’s assets and liabilities will be measured and recognized as an allocation of the transaction price based on their relative fair values as of the transaction date with any value associated with IPR&D being expensed as it has no alternative future use.

Kintara will be deemed to be the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the transaction: (i) Kintara stockholders will own a majority of the voting rights of the combined organization; (ii) Kintara will designate a majority (four of seven) of the initial members of the board of directors of the combined organization; and (iii) Kintara’s senior management will hold the majority of the key positions in senior management of the combined organization.

At the closing of the Merger, each share of Adgero Common Stock and Adgero Warrants outstanding immediately prior to the closing of the Merger will be converted into the right to receive a number of shares of Kintara Common Stock and warrants to receive that number of shares of Kintara Common Stock equal to the Exchange Ratio. For purposes of preparing these unaudited pro forma combined financial statements, the Exchange Ratio was 1.5740 shares of Kintara Common Stock for every one share of Adgero Common Stock. In conjunction with the execution of the Merger Agreement, Kintara will issue to SternAegis Ventures a success fee payable in Kintara Common Stock equal to 5% of the number of shares of Kintara Common Stock issued to Adgero stockholders upon the consummation of the Merger Agreement (the “SternAegis Ventures Success Fee Shares”).

Private Placement

On August 19, 2020, Kintara completed the first closing of its Series C Preferred Stock by issuing 19,587 shares of its Series C-1 Convertible Preferred Stock (the “Preferred Stock”) at a purchase price of $1,000 per share in a private placement offering priced at-the-market under the rules of the Nasdaq Stock Market. The Preferred Stock is convertible into shares of Kintara Common Stock at a conversion price of $1.16 per share. Net proceeds from the Private Placement are estimated to be $16,821 after agent commissions and expenses, and additional legal and accounting costs. Kintara also issued placement agent warrants to SternAegis Ventures equivalent to 10% of the number of shares of Preferred Stock issued, or 1,959 placement agent warrants, at an estimated fair value of $637. The placement agent warrants are exercisable at $1.16 per share for five years.

Dividends. The Preferred Stock will be entitled to receive dividends, payable in shares of Kintara Common Stock at a rate of 10%, 15%, 20% and 25% of the number of shares of Kintara Common Stock issuable upon conversion of the Preferred Stock, on the 12th, 24th, 36th and 48th month, anniversary of the initial closing of the Private Placement to occur in connection with the closing of the Merger. Dividends will be payable in shares of Kintara Common Stock and will only be payable to those holders that continue to hold the Preferred Stock on the respective anniversary dates of the initial closing of the Private Placement. In addition, each holder of Preferred Stock will be entitled to receive dividends equal, on an as-converted to shares of Kintara Common Stock basis, to and in the same form as dividends actually paid on shares of Kintara Common Stock when, as, and if such dividends are paid on shares of Kintara Common Stock. Kintara has not ever paid dividends on shares of Kintara Common Stock and does not intend to do so for the foreseeable future.

Conversion. Upon the earlier of (i) the four year anniversary of the initial closing of the Private Placement to occur in connection with the Closing of the Merger or (ii) the consent to conversion by holders of at least 50.1% of all of the then-outstanding shares of Series C Preferred Stock, as a whole, without any action on the part of the holder (each of the foregoing, a “Mandatory Conversion Date”), each share of Series C Preferred Stock will automatically convert into shares of Kintara Common Stock (a “Mandatory Conversion”) at the Conversion Price. In addition, each share of Series C Preferred Stock will be convertible, at any time and from time to time at the option of the holder, into that number of shares of Kintara Common Stock at the Conversion Price.

2. Basis of Pro Forma Presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma combined balance sheet as of March 31, 2020 was prepared using the historical balance sheets of Kintara as of March 31, 2020 and Adgero as of March 31, 2020 and gives effect to the Merger as if it occurred on March 31, 2020.

The unaudited pro forma combined statements of operations and comprehensive loss for the nine month interim period ended March 31, 2020 was prepared using the historical unaudited financial statements of Kintara for the nine month period ended March 31, 2020 and the historical unaudited financial statements of Adgero for the nine month period ended March 31, 2020. These interim statements give effect to the Merger as if it occurred on July 1, 2019. Adgero’s fiscal year end is December 31. Therefore, we have prepared Adgero’s statement of operations for the twelve month period ended June 30, 2019 and for the nine month period ended March 31, 2020 to coincide with the fiscal year end of Kintara.

The unaudited pro forma combined statements of operations and comprehensive loss for the twelve month period was prepared using the historical audited financial statements of Kintara for the fiscal year ended June 30, 2019 and the historical unaudited financial statements of Adgero for the twelve month period ended June 30, 2019. These annual statements give effect to the Merger as if it occurred on July 1, 2018. As Kintara’s post-closing ownership percentage is fixed at 50.5% of the outstanding shares of the voting stock of the combined company the estimated purchase price that Kintara is paying for Adgero depends upon the price of Kintara Common Stock at the closing.

The cost of the asset acquisition will be allocated to the individual assets acquired or liabilities assumed, based on their relative fair values. Any excess consideration transferred over the fair value of the net assets of Adgero following determination of the actual purchase consideration for Kintara will be reflected as an adjustment to intangible assets that will be expensed as IPR&D. Consequently, the financial statements of Kintara reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and an allocation to intangible assets. The historical financial statements of Kintara, which are contained in Kintara’s annual report on Form 10-K for the year ended June 30, 2019 and quarterly report on Form 10-Q for the nine months ended March 31, 2020, which Kintara previously filed with the SEC, and the unaudited historical financial statements of Adgero for the three months ended March 31, 2020 have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The historical financial statements of Kintara shall become the historical financial statements of the combined organization.

To the extent there are significant changes to the business following the closing of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the closing of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

3. Shares of Kintara Common Stock Issued to Adgero Stockholders upon closing of the Merger

The number of shares of Kintara Common Stock that were issued to Adgero stockholders, for purposes of these pro forma financial statements as of March 31, 2020, is calculated pursuant to the terms of the Merger Agreement, using an Exchange Ratio that excludes the impact of the closing of the Private Placement as follows:

Common Stock of Kintara as of August 19, 2020	11,507,928
Series B Preferred Stock, on an as-converted basis	162,177
11,670,105

Divided by the assumed Kintara ownership percentage ownership of combined organization	50.5%

Estimated total shares of common stock of combined organization	23,109,119

4. Adjustments to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma condensed combined financial statements include pro forma adjustments related to material events occurring subsequent to March 31, 2020 which are not directly attributable to the Merger, but which are significant events that will have an effect on the Merger and the events related to the Merger. The unaudited pro forma combined condensed balance sheet as of March 31, 2020 includes pro forma adjustments that are (1) directly attributable to the Merger and (2) factually supportable. The pro forma adjustments are based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Transaction adjustments

(amounts shown below are in thousands except per share amounts)

A.	To reflect the issuance of Kintara Common Stock and stock purchase warrants to Adgero stockholders pursuant to the Merger Agreement.

The total estimated purchase price and allocated purchase price is summarized as follows:

Estimated number of shares of the combined organization to be owned by Adgero stockholders(1)	11,439,014
Multiplied by the assumed price per share of Kintara Common Stock(2)	$1.34

Estimated fair value of shares of combined organization to be owned by Adgero stockholders(6)	$15,329
Estimated fair value warrants issued to Adgero warrant holders(3)	$770
Estimated value of Success Fee Shares(4)	$766
Estimated transaction costs(5)	$940

Estimated purchase price	$17,805

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired:

Net current assets of Adgero as of March 31, 2020	$629
Adjustment to Adgero net current assets for estimated Merger costs incurred prior to closing of the Merger (D)	$(50)
Property and equipment, net	$196
Other assets	$18
IPR&D expensed	$17,012

Total estimated purchase price	$17,805

(1)	Reflects the number of outstanding voting shares of common stock of the combined organization expected to be owned by Adgero stockholders as of the closing of the Merger.

(2)	Reflects the price per share of Kintara Common Stock, which is the closing trading price of Kintara Common Stock on August 19, 2020.

(3)	Reflects the estimated fair value of stock purchase warrants issued by Kintara to the Adgero warrant holders at the closing of the Merger.

(4)	Reflects the 571,951 shares of Kintara Common Stock at $1.34 per share issued as Success Fee Shares to SternAegis Ventures.

(5)	Reflects the estimated Kintara costs of the Merger.

(6)	The total of $15,329 is allocated as to $11 to capital stock and $15,318 to additional paid-in capital.

B.	To reflect the issuance of the 571,951 SternAegis Success Fee Shares at $1.34 per share issued as Success Fee Shares in connection with the transaction. SternAegis Ventures is to receive a success fee payable in shares of Kintara Common Stock equal to 5% of the total number of Kintara Common Stock issued to Adgero stockholders under the Merger Agreement.

C.	To accrue Kintara’s estimated transaction costs of $940.

D.	To accrue Adgero’s estimated transaction costs of $50. This amount is excluded from the unaudited pro forma condensed combined statements of operations because it is a charge directly attributable to the Merger that will not have a continuing impact on the combined organization’s operations. However, the amount is reflected as an increase to accumulated deficit in the unaudited pro forma balance sheet of Adgero because the amounts are directly attributable to the Merger. As the transaction costs are expected to be incurred prior to the closing of the transaction, the amount of $50 reduces the Adgero net assets at the time of closing and has been eliminated as part of entry E below.

E.	To eliminate Adgero’s stockholders’ equity pursuant to the Merger Agreement.

Accumulated deficit reconciliation

Adgero accumulated deficit at March 31, 2020	$15,330
Estimated Adgero transaction costs incurred prior to the closing of the transaction	$50

Pro forma accumulated deficit at March 31, 2020	$15,380
Expensing of IPR&D	$(17,012)

Net accumulated deficit adjustment	$(1,632)

F.	On August 19, 2020, Kintara completed the first closing of its Series C Preferred Stock by issuing 19,587 shares of Series C-1 convertible preferred stock at a purchase price of $1,000 per share in a private placement offering priced at-the-market under the rules of the Nasdaq Stock Market. The Preferred Stock is convertible into shares of Kintara Common Stock at a conversion price of $1.16 per share. Net proceeds from the Private Placement are estimated to be $16,821 after agent commissions and expenses and additional legal and accounting costs. Kintara also issued placement agent warrants to SternAegis Ventures equivalent to 10% of the number of Series C Preferred shares issued, or 1,959 placement agent warrants at an estimated fair value of $637. The placement agent warrants are exercisable at $1.16 per share for five years.